CODE OF ETHICS

                                       OF

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.


PREAMBLE

         This Code of Ethics ("Code") has been approved and adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 204-2 thereunder and Section 17j of the Investment Company Act of 1940 (the "40 Act") and Rule 17j-1 thereunder, to effectuate the purposes and objectives of those provisions. This Code was adopted on November 28, 1983 and last amended on December 31, 2003.
Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act and Rule 17j-1 of the 40 Act make it unlawful for certain persons, including

BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. (the "Firm"):


(1) To employ a device, scheme or artifice to defraud any client or prospective client, or any mutual fund portfolio managed by the Firm (the "Fund");

(2) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client, or the Fund;

(3) Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

(4) To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative; or

(5) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.

         This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

         This Code is adopted by the Board of Directors of the Firm. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm and shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients or shareholders; (ii) taking inappropriate advantage of their position with the Firm or the Fund; and
(iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code to the Firm's Board of Directors and to the Fund's Compliance Officer.


POLICY STATEMENT ON INSIDER TRADING

         The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Firm's Compliance Officer.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1) trading by an insider, while in possession of material nonpublic information, or


2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or


3) communicating material nonpublic information to others.


         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

         Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:


i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

i.       Report the matter immediately to the Firm's Compliance Officer.

ii.      Do not purchase or sell the securities on behalf of yourself or others.

iii. Do not communicate the information inside or outside the Firm, other than to the Firm's Compliance Officer.

iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.


         Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

         The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:

i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and


ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,


1.       implement measures to prevent dissemination of such information, and

2. if necessary, restrict officers, directors and employees from trading the securities.

To detect insider trading, the Firm's Compliance Officer will:

i. review the trading activity reports filed by each officer, director and employee, and


ii.      review the trading activity of accounts managed by the Firm.


A.       DEFINITIONS

(1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm. "Access person does not include a Nonresident Director."

(2) "ADVISORY PERSON" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm or the Fund with regard to the purchase or sale of a security by the Firm or the Fund.

(3)      "AFFILIATED COMPANY" means a company which is an affiliated person.

(4) "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) and person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisor board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

(5) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm or the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a security.

(6) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

(7) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

(8) "INVESTMENT PERSONNEL" means (a) any portfolio manager of the Firm or the Fund as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

(9) "NONRESIDENT DIRECTOR" means any director of the Firm who: i) is not an officer, employee or shareholder of the firm; ii) does not maintain a business address at the Firm and iii) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the Firm, information regarding recommendations concerning the purchase or sale of securities by the Firm or information regarding securities being considered for purchase or sale by the Firm.

(10)     "PERSON" means any natural person or a company.

(11) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

(12) "SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, shares of registered open-end investment companies (mutual funds including Vanguard) and shares of exchange-traded funds organized as open-end investment companies or unit investment trusts.


B.       DUTY OF CONFIDENTIALITY

         Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

(1) information on the clients accounts, including recent or impending securities transactions by the clients and activities of the Portfolio Managers for the clients' accounts;

(2) information on the Firm's clients and prospective clients investments and account transactions;

(3) information on other Firm personnel, including their pay, benefits, position level and performance rating; and

(4) information on the Firm's business activities, including new services, products, technologies and business initiatives.

         The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

C.       TRADING RESTRICTIONS FOR ACCESS PERSONS

(1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access persons are subject to the following restrictions with respect to their securities transactions:

(a) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access persons are prohibited from accepting any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Firm or the Fund; for the purpose of this Code DE MINIMIS shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business;

(b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm or the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients and the Fund's shareholders. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

(c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access persons are prohibited from acquiring securities in an initial public offering.

(d) PROHIBITION ON PRIVATE PLACEMENTS. Access persons are prohibited from acquiring securities in a private placement without prior approval from the Firm's Compliance Officer. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

(e) PROHIBITION ON OPTIONS. Access persons are prohibited from acquiring or selling any option on any security.

(f) PROHIBITION ON SHORT-SELLING. Access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

(g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

(h) PROHIBITION ON SHORT-TERM TRADING OF MUTUAL FUNDS. Access persons are prohibited from short-term trading of any mutual funds for which BHMS serves as sub-advisor. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a 30-day period. This prohibition does not cover purchases and redemptions/sales (1) into or out of money market funds or short term bond funds; or (2) effected on a regular periodic basis by automated means, such as 401(k) purchases.

(2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by any client of the Firm or by the
         Fund:

(a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT OR THE FUND. Access persons are prohibited from purchasing or selling any security within three calendar days after any client or the Fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to the appropriate client portfolio(s) or the Fund.

(b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT OR THE FUND. Any access person who purchases a security within seven calendar days before any client or the Fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the client or the Fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to the appropriate client portfolio(s) or the Fund any gain from the transaction.

(c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT OR THE FUND. Any access person who sells a security within seven days before any client or the Fund sells the same (or a related) security must relinquish to the appropriate client portfolio(s) or the Fund the difference between the access person's sale price and the client portfolio(s) or the Fund's sale price (assuming the access person's sale price is higher).

D.       EXEMPTED TRANSACTIONS

         The prohibitions of Sections B (1)(f)(g) and B (2)(a)(b)(c) shall not apply to:

(1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

(2) purchases or sales which are non-volitional on the part of either the access person or the Firm;

(3) purchases which are part of an automatic dividend reinvestment plan; and

(4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

E. COMPLIANCE PROCEDURES

(1) RECORDS OF SECURITIES TRANSACTIONS. All access persons and Nonresident Directors must notify the Firm's Compliance Officer if they have opened or intend to open a brokerage account. Access persons must direct their brokers to supply the Firm's Compliance officer with duplicate confirmation statements of their securities transactions.

(2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All access persons shall receive prior written approval from the Firm's Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling securities. Pre-clearance for securities owned or traded by the Firm is valid for that trading day. Pre-clearance for securities not owned or traded by the Firm is valid for five concurrent trading sessions. The personal securities transactions pre-clearance form is attached as Exhibit D.

(3) DISCLOSURE OF PERSONAL HOLDINGS. All access persons and Nonresident Directors shall disclose to the Firm's Compliance Officer all personal securities holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A and shall be delivered to the Firm's Compliance Officer.

(4) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. Every access person and Nonresident Director shall certify annually that:

(a) they have read and understand the Code and recognize that they are subject thereto;

(b)      they have complied with the requirements of the Code; and

(c) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code.

         The annual report shall be made on the form attached as Exhibit B and delivered to the Firm's Compliance Officer.

(5) REPORTING REQUIREMENTS

(a) Every access person and Nonresident Director shall report to the Compliance Officer of the Firm the information described in, Subparagraph (5)(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person and Nonresident Director shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

(b) Reports required to be made under this Paragraph (5) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person and Nonresident Director shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

(i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

(ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)    the price at which the transaction was effected; and

(iv) the name of the broker, dealer or bank with or through whom the transaction was effected. Duplicate copies of the broker confirmation of all personal transactions and copies of periodic statements for all securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

         Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(d) The Compliance Officer of the Firm shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon request.

(e) Reports submitted to the Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

(6)      CONFLICT OF INTEREST

         Every access person shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients (including the Fund), such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

F. REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

(1) The Firm's Compliance Officer shall promptly report to the Board of Directors and to the Fund's Compliance Officer all apparent violations of this Code and the reporting requirements thereunder.

(2) When the Firm's Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 of the 40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

(3) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

G. ANNUAL REPORTING TO THE BOARD OF DIRECTORS

         (1) The Firm's Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall:

         (a) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (b) identify any violations requiring significant remedial action during the past year; and

         (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

The Fund's Compliance Officer will prepare a similar report for the Fund's Board of Directors.

         H. SANCTIONS

                  Upon discovering a violation of this Code, the Board of Directors may impose such sanctions, as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

         I. RETENTION OF RECORDS

                  This Code, a list of all persons required to make reports hereunder from time to time, as shall be updated by the Firm's Compliance Officer, a copy of each report made by an access person hereunder, each memorandum made by the Firm's Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

                                   Exhibit A

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS



To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Access Persons."

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

4. As of the date below I had a direct or indirect beneficial ownership in the following securities:



======================================== ================== ================== ======================================
          NAME OF SECURITIES             NUMBER OF SHARES   PRINCIPAL VALUE    TYPE OF INTEREST (DIRECT OR
                                                                               INDIRECT)
---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

---------------------------------------- ------------------ ------------------ --------------------------------------

======================================== ================== ================== ======================================

5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

------------------------------------------------------- -------------------------------------
                                                                  TYPE OF INTEREST
                     NAME OF FIRM                               (DIRECT OR INDIRECT)
------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

======================================================= =====================================

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

----------------- -------------------------------------- -------------------------- -------------------------

Date:                                                    Signature:
----------------- -------------------------------------- -------------------------- -------------------------
                  (First date of investment personnel    Print Name:
                  status)
----------------- -------------------------------------- -------------------------- -------------------------
                                                         Title:
----------------- -------------------------------------- -------------------------- -------------------------
Employer:         Barrow, Hanley, Mewhinney & Strauss,
                  Inc.
----------------- -------------------------------------- -------------------------- -------------------------
Date:                                                    Signature:
----------------- -------------------------------------- -------------------------- -------------------------
                                                                                    Firm's Compliance
                                                                                    Officer
----------------- -------------------------------------- -------------------------- -------------------------

                                   Exhibit B
                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 CODE OF ETHICS
                        ANNUAL REPORT OF ACCESS PERSONS


To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Firm or the Fund to any employees of any other UAM affiliate, except where the disclosure occurred subsequent to the execution of withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following securities:


======================================== ====================================== =====================================
          NAME OF SECURITIES                       NUMBER OF SHARES             TYPE OF INTEREST (DIRECT OR
                                                                                INDIRECT)
---------------------------------------- -------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------- -------------------------------------

======================================== ====================================== =====================================

6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.


------------------------------------------------------- -------------------------------------
                                                                  TYPE OF INTEREST
                     NAME OF FIRM                               (DIRECT OR INDIRECT)
------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

------------------------------------------------------- -------------------------------------

======================================================= =====================================

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

----------------- -------------------------------------- -------------------------- -------------------------
Date:                                                    Signature:
----------------- -------------------------------------- -------------------------- -------------------------
                  (First date of investment personnel    Print Name:
                  status)
----------------- -------------------------------------- -------------------------- -------------------------
                                                         Title:
----------------- -------------------------------------- -------------------------- -------------------------
Employer:         Barrow, Hanley, Mewhinney & Strauss,
                  Inc.
----------------- -------------------------------------- -------------------------- -------------------------
Date:                                                    Signature:
----------------- -------------------------------------- -------------------------- -------------------------
                                                                                    Firm's Compliance
                                                                                    Officer
----------------- -------------------------------------- -------------------------- -------------------------

                                   Exhibit C

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

 Securities Transactions Report For the Calendar Quarter Ended: _______________


To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

=================== ================ ============ ================ ==================== ========= ======================
     SECURITY       DATE OF          NO. OF        DOLLAR AMOUNT        NATURE OF        PRICE      BROKER/DEALER OR
                    TRANSACTION      SHARES       OF TRANSACTION       TRANSACTION                  BANK THROUGH WHOM
                                                                     (Purch., Sale,                     EFFECTED
                                                                         Other)
------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

------------------- ---------------- ------------ ---------------- -------------------- --------- ----------------------

=================== ================ ============ ================ ==================== ========= ======================

During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

==================================================== =================================== ===============================
                   NAME OF FIRM                      TYPE OF INTEREST (DIRECT OR         DATE ACCOUNT OPENED
                                                     INDIRECT)
---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

---------------------------------------------------- ----------------------------------- -------------------------------

==================================================== =================================== ===============================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Firm clients or any related portfolios, including the Fund.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

----------- ----------------------------------------- ---------------------------- --------------------------
Date:                                                 Signature:
----------- ----------------------------------------- ---------------------------- --------------------------
            (First date of investment personnel       Print Name:
            status)
----------- ----------------------------------------- ---------------------------- --------------------------
                                                      Title:
----------- ----------------------------------------- ---------------------------- --------------------------
                                                      Employer:                    Barrow, Hanley,
                                                                                   Mewhinney & Strauss,
                                                                                   Inc.
----------- ----------------------------------------- ---------------------------- --------------------------
Date:                                                 Signature:
----------- ----------------------------------------- ---------------------------- --------------------------
                                                                                   Firm's Compliance
                                                                                   Officer
----------- ----------------------------------------- ---------------------------- --------------------------

                                   Exhibit D

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

Personal Securities Transactions Pre-clearance Form (see Section D(2), Code of Ethics)

         To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

         I hereby request pre-clearance of the following proposed transactions:

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------------------
     SECURITY       NO. OF      DOLLAR AMOUNT OF        NATURE OF        PRICE (OR     BROKER/DEALER OR     AUTHORIZED YES NO
                    SHARES         TRANSACTION         TRANSACTION       PROPOSED      BANK THROUGH WHOM
                                                     (Purch., Sale,       PRICE)           EFFECTED
                                                         Other)
------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------------------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

------------------- ----------- ------------------ -------------------- ------------ ---------------------- --------- ----------

=================== =========== ================== ==================== ============ ====================== ========= ==========

----------- ----------------------------------------- --------------------------- ---------------------------
Date:                                                 Signature:
----------- ----------------------------------------- --------------------------- ---------------------------
            (First date of investment personnel       Print Name:
            status)
----------- ----------------------------------------- --------------------------- ---------------------------
                                                      Title:
----------- ----------------------------------------- --------------------------- ---------------------------
                                                      Employer:                   Barrow, Hanley, Mewhinney
                                                                                  & Strauss, Inc.
----------- ----------------------------------------- --------------------------- ---------------------------
Date:                                                 Signature:
----------- ----------------------------------------- --------------------------- ---------------------------
                                                                                  Firm's Compliance Officer
----------- ----------------------------------------- --------------------------- ---------------------------